UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2010
Date of Report (Date of earliest event reported)

NATURALLY ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-50367	98-359306
(State or other jurisdiction of Incorporation)	(Commission file no.)	(IRS employer Identification)

Suite 402, 1008 Homer Street, Vancouver, British Columbia, Canada	V6 B 2X1
(Address of Principal Executive Offices)	(Zip Code)

(604) 683-8582
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description

8.01	Other Events.

9.01	Financial Statements and Exhibits.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

On May 18, 2010, Naturally Advanced Technologies Inc. (the “Company”) closed a non-brokered private placement consisting of 1,424,739 units (each a “Unit”) of the Company, at a subscription price of $1.00 per Unit, and for gross process of $1,424,739 (the “Private Placement”).

Each Unit of the Private Placement is comprised of one common share and one-half of one share purchase warrant (each a “Warrant”) of the Company, with each whole Warrant entitling the subscriber thereof to acquire one additional common share (each a “Warrant Share”) of the Company at an exercise price of $1.25 per Warrant Share up to and including May 19, 2013.

All Shares issued pursuant to the Private Placement and any Warrant Shares issued in connection with the exercise of any of the Warrants, if any, are subject to a hold period expiring on September 20, 2010, in accordance with the policies of the TSX Venture Exchange and applicable securities laws.

Finder’s fees of $59,500 in cash have now been paid in conjunction with the closing of the Private Placement.

Proceeds of the Private Placement will be used to advance the development of the Company's business and for general corporate and working capital purposes.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

99.1	News Release dated May 21,2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2010	NATURALLY ADVANCED TECHNOLOGIES INC.
By:
s/s “Guy Prevost”
Guy Prevost
Chief Financial Officer